Exhibit 99.1

Filed pursuant to Rule 497(a)

Registration File No. 333-274967

Rule 482ad

Palmer Square Capital BDC Inc. Prices Initial Public Offering

MISSION WOODS, KANSAS – January 17, 2024 – Palmer Square Capital BDC Inc. (“Palmer Square”), an externally managed business development company, today announced that it priced its initial public offering of 5,450,000 shares of its common stock at $16.45 per share, for anticipated gross proceeds of approximately $89.7 million. Palmer Square’s shares of common stock are expected to begin trading on the New York Stock Exchange on January 18, 2024 under the symbol “PSBD.” Palmer Square also granted the underwriters an option to purchase up to an additional 817,500 shares of its common stock to cover over-allotments, if any. The closing of the offering is subject to customary closing conditions and the shares are expected to be delivered on or about January 22, 2024.

Palmer Square intends to use the net proceeds from this offering to make investments in accordance with its investment objectives and strategies.

J.P. Morgan, BofA Securities, RBC Capital Markets, UBS Investment Bank and Citigroup are acting as joint book-running managers for this offering, and Janney Montgomery Scott, Oppenheimer & Co. and Clear Street are acting as co-managers for this offering.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective. This press release will not constitute an offer to sell or the solicitation of an offer to buy the securities described above nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction.

The offering of these securities will be made only by means of a prospectus forming a part of the registration statement. Copies of the preliminary prospectus relating to this offering may be obtained, when available, from: J.P. Morgan, 383 Madison Avenue, New York, NY 10179, BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC  28255-0001, Attn: Prospectus Department Email: dg.prospectus_requests@bofa.com, RBC Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Prospectus Department by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com, UBS Investment Bank, 1285 Avenue of the Americas, New York, NY 10019 or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of Palmer Square before investing. The preliminary prospectus dated January 11, 2024 contains this and other information about Palmer Square and should be read carefully before investing. The information in the preliminary prospectus is not complete and may be changed.

About Palmer Square Capital BDC Inc.

Palmer Square is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt securities, including small to large private U.S. companies, and has elected to be regulated as a business development company under the Investment Company Act of 1940. Palmer Square’s investment objective is to maximize total return, comprised of current income and capital appreciation. Palmer Square’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt securities and, to a lesser extent, (2) investing in collateralized loan obligation structured credit funds, or “CLOs”, that typically own corporate debt securities, including in the equity and junior debt tranches of CLOs. Palmer Square may also receive warrants or other rights to acquire equity or similar securities or otherwise purchase such securities in connection with making a debt investment in a company.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the economy, financial markets, our business, our portfolio companies and our industry. The forward-looking statements in this press release may include statements as to timing, size and other terms of the proposed offering and the anticipated use of the net proceeds from this offering. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Palmer Square’s filings with the SEC. Palmer Square undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. Although Palmer Square undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that Palmer Square may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Scott A. Betz

Chief Compliance Officer
Palmer Square Capital BDC Inc.

Scott@palmersquarecap.com

Media

Josh Clarkson
Prosek Partners
PSBD@prosek.com

Source: Palmer Square Capital BDC Inc.